Exhibit 4.4

EXECUTION COPY

THIS STOCK APPRECIATION RIGHTS AGREEMENT IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE SECURITYHOLDER AGREEMENT, DATED AS OF DECEMBER 4, 2014, BY AND BETWEEN GENERAL COMMUNICATION, INC. AND SEARCHLIGHT ALX, L.P., AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. ANY ATTEMPTED TRANSFER IN VIOLATION OF THE TERMS OF SUCH AGREEMENT IS VOID.

THE SARS (AS DEFINED BELOW) REPRESENTED BY THIS STOCK APPRECIATION RIGHTS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SARS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SARS UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO EXEMPTIONS FROM THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

STOCK APPRECIATION RIGHTS AGREEMENT
This Stock Appreciation Rights Agreement (this “Agreement”) is made and entered into as of February 2, 2015 by and between General Communication, Inc., an Alaska corporation (the “Company”) and Searchlight ALX, L.P., a Delaware limited partnership (“Searchlight”).
Grant Date:    February 2, 2015
Number of SARs:   3,000,000 (as adjusted pursuant to Section 3 below)
Exercise Price per SAR:    $13.00
Expiration Date:     Eight years from Grant Date
Section 1.Grant of SARs.
Section 1.1    Grant. The Company hereby grants to Searchlight an aggregate of 3,000,000 stock appreciation rights (as adjusted pursuant to Section 3 below, the “SARs”).

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Each SAR entitles Searchlight to receive, upon exercise, an amount payable, at the election of the Company in either shares of Class A common stock of the Company (the “Common Stock”) or cash equal in value to the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise, over (b) the Exercise Price (the “Appreciation Value”). For this purpose, “Fair Market Value” means, as of any particular exercise date, the volume weighted average of the Common Stock on the primary stock exchange on which the Common Stock may at the time be listed for the 10 trading day period ending on the day immediately preceding such exercise date.
Section 1.2    Promissory Note; Securityholder Agreement. Simultaneously with the execution of this Agreement, Searchlight is purchasing an Unsecured Promissory Note due 2023 issued by the Company dated as of the date hereof in the principal amount of $75,000,000 (the “Promissory Note”); and prior to the execution of this Agreement, Searchlight and the Company have entered into that certain Securityholder Agreement dated as of December 4, 2014 (the “Securityholder Agreement”) which provides certain rights to Searchlight and provides for certain restrictions on the transfer of the SARs. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Securityholder Agreement.
Section 2.    Exercise. Each SAR will become exercisable on the fourth anniversary of the Grant Date (the “Exercise Date”), subject to the call right of the Company as set forth in Section 6.2.
Section 2.1    Expiration. The SARs will expire on the Expiration Date set forth above, or earlier as provided in this Agreement.
Section 3.    Adjustment to Number of SARs and Exercise Price. Pursuant to the terms and conditions set forth in Section 1(a) of the Promissory Note, the Company has the option to pay accrued interest payments under the Promissory Note with the PIK Payment Option (as defined in the Promissory Note). To the extent that the Company exercises the PIK Payment Option in accordance with the terms and conditions of the Promissory Note or an Adjustment Event (as defined below) occurs, then the number of SARs represented by this Agreement from time to time shall be evidenced by notations by the Company on the attached Schedule 1. Such amended Schedule 1 shall promptly thereafter be provided to Searchlight and the number of SARs reflected on such amended Schedule 1 shall be the number of SARs represented by this Agreement. In addition, the number of SARs represented by this Agreement and the Exercise Price of the SARs hereunder shall be subject to adjustment as

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provided in Article VI of the Securityholder Agreement, which provisions are expressly incorporated by reference herein (any such adjustment described therein, an “Adjustment Event”).
Section 4.    Manner of Exercise.
Section 4.1    When to Exercise. Except as otherwise provided in this Agreement, Searchlight may exercise its SARs, in whole or in part, at any time after the Exercise Date and until the Expiration Date by following the procedures set forth in this Section 4. If partially exercised, Searchlight may exercise the remaining unexercised portion of the SARs at any time after the Exercise Date and until the Expiration Date. No SARs shall be exercisable after the Expiration Date.
Section 4.2    Election to Exercise. To exercise the SARs, Searchlight must deliver to the Company a written notice in accordance with Section 8.3 of the Securityholder Agreement to the Company which sets forth the number of SARs being exercised, together with any additional documents as the Company may reasonably require (the “Exercise Notice”). Each such Exercise Notice must satisfy whatever then current procedures set forth in this Agreement apply to the SARs and must contain such representations as the Company reasonably requires.
Section 4.3    Documentation of Right to Exercise. If someone other than Searchlight exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that the transfer to such person was made in compliance with the terms and conditions of the Securityholder Agreement and that such person has the legal right to exercise the SARs.
Section 4.4    Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed Exercise Notice. If the notice is received after business hours on such date, then the SARs shall be deemed to be exercised on the business day immediately following the business day such Exercise Notice is received by the Company.
Section 5.    [Reserved]
Section 6.    Settlement of SARs; Early Cash-Out Option.
Section 6.1    Upon the exercise of all or a portion of the SARs, Searchlight shall be entitled to shares of Common Stock equal to the Appreciation Value of the SARs

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being exercised; provided, that if Searchlight shall have exercised its SARs, then for a period of seven days following the delivery of an Exercise Notice, the Company may, in its discretion deliver a notice to Searchlight pursuant to which it may elect to immediately cancel the SARs that have been exercised and make a cash payment to Searchlight within 45 days thereafter equal to the Appreciation Value of such exercised SARs; provided that if the Company does not deliver such notice, the Company shall deliver such shares of Common Stock to Searchlight within five days following the end of such seven day period. Fractional shares will not be delivered and the number of shares of Common Stock to be delivered on exercise shall be rounded down to the nearest whole share.
Section 6.2    At any time on or after the date that all outstanding amounts (included all accrued interest) under the Promissory Note have been repaid, the Company may, in its discretion deliver a notice to Searchlight (the “Early Cash-Out Notice”) pursuant to which it may elect to immediately cancel all outstanding SARs in exchange for a cash payment to Searchlight within 45 days thereafter equal to the Adjusted Appreciation Value of such cancelled SARs. For purposes of this Agreement, “Adjusted Appreciation Value” shall mean the greater of: (a) the Appreciation Value; or (b) an amount equal to the excess of (i) the Guaranteed Minimum Value (as defined below) of a share of Common Stock on the date of the Early Cash-Out Notice or the date of the Change of Control Notice (as defined below) (as applicable), over (ii) the Exercise Price. “Guaranteed Minimum Value” shall be an amount determined pursuant to the following table (which amounts shall be adjusted in the same manner and at the same time as the Exercise Price is adjusted pursuant to the terms of Article VI of the Securityholder Agreement):

Date of Early Cash-Out Notice or Date of Change of Control Notice	Guaranteed Minimum Value
Date of this Agreement	$13.00
On the first anniversary of the date of this Agreement	$14.56
On the second anniversary of the date of this Agreement	$16.34
On the third anniversary of the date of this Agreement	$18.36
On the fourth anniversary of the date of this Agreement	$20.66

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On the fifth anniversary of the date of this Agreement	$23.28
On the sixth anniversary of the date of this Agreement	$26.25
On the seventh anniversary of the date of this Agreement	$29.64
On the eighth anniversary of the date of this Agreement	$33.49
On a date that is in between the date of this Agreement and the eighth anniversary of this Agreement (not including the date that is the first, second, third, fourth, fifth, sixth, seventh or eighth anniversary of the date of this Agreement)

An amount equal to:
        A + ((B – A) * (C/365))
Where:
A = the Guaranteed Minimum Value of the first anniversary immediately preceding the date of the Early Cash-Out Notice or the Change of Control Notice (either such notice, the “Notice”)
B = the Guaranteed Minimum Value of the first anniversary immediately following the date of the Notice
C = the number of days between the first anniversary immediately preceding the date of the Notice

Section 7.    [Reserved]
Section 8.    No Right to Continued Service on the Board. Nothing in this Agreement shall confer upon Searchlight any right to continue to appoint a member of the Board of Directors of the Company. Such right shall be governed exclusively by the terms and conditions of the Securityholder Agreement.
Section 9.    No Rights as Shareholder. Searchlight shall not have any rights as a shareholder with respect to any of the shares of Common Stock covered by the SARs prior to the date that it exercises the SARs and becomes the holder of record. Other than pursuant to the terms of this Agreement or the Securityholder Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance.

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Section 10.    Transferability. The SARs are not transferable by Searchlight other than as expressly permitted by the terms and conditions of Article III of the Securityholder Agreement. To the extent the SARs are transferred in accordance with the Securityholder Agreement, references to Searchlight herein shall be deemed to refer to such transferee.
Section 11.    Change of Control.
Section 11.1    Effect on SARs. For purposes of this Section 11, the phrase “Change of Control” shall have the same meaning as set forth in the Amended and Restated 1986 Stock Option Plan of the Company (restated effective September 26, 2014), and shall also include (i) any merger or other similar transaction in which the Company does not survive or becomes a subsidiary of another Person (other than in connection with a reincorporation of the Company into another jurisdiction), (ii) a liquidation or dissolution of the Company and (iii) a transaction or series of related transactions as a result of or in connection with which the Common Stock becomes eligible for delisting on a national securities exchange; provided, however that a Change of Control shall not be deemed to include an Affiliate who acquires 50% or more but less than 75% of the combined voting power of the then outstanding securities of the Company having the right to vote in the election of directors.
Section 11.2    Change of Control Cash-Out. Notwithstanding anything herein to the contrary, in the event of a Change of Control (which the Company shall give Searchlight ten days written notice (“Change of Control Notice”) prior to consummation thereof) (a) on or prior to the four-year anniversary of the date of this Agreement, the Company shall pay to Searchlight the Adjusted Appreciation Value of the SARs in cash, and (b) after the four-year anniversary of the date of this Agreement, the Company shall pay to Searchlight (i) the Appreciation Value of the SARs in cash based upon the price per share of Common Stock received or to be received by other shareholders of the Company or if no such consideration is to be received based on the Appreciation Value as calculated elsewhere in this Agreement, if such Change of Control is not an Affiliate Transaction, or (ii) the Adjusted Appreciation Value of the SARs in cash, if such Change of Control is an Affiliate Transaction. Notwithstanding the foregoing, if at the time of a Change of Control that is not an Affiliate Transaction, the Exercise Price of the SAR equals or exceeds the price paid for a share of Common Stock in connection with such Change of Control, the Company may cancel the SARs without the payment of consideration therefor. For purposes of this Agreement, “Affiliate Transaction” shall mean a Change of Control involving or with an Affiliate (as defined in the Securityholder Agreement) of the Company.

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Section 12.    Compliance with Law. The exercise of the SARs shall be subject to compliance by the Company and Searchlight with all applicable laws, including the requirements of any stock exchange on which the Company's shares of Common Stock may be listed. Searchlight may not exercise the SARs if such exercise would violate any applicable Federal or state securities laws or other laws or regulations. Other than with respect to its obligations under the Securityholders Agreement and any registration rights agreement entered into by the Company with Searchlight, Searchlight understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
Section 13.    Notices. Any notice required to be delivered to the parties under this Agreement shall be made in accordance with Section 8.3 of the Securityholder Agreement.
Section 14.    Governing Law. The governing law for this Agreement and certain related provisions are set forth in Section 8.11 of the Securityholder Agreement.
Section 15.    Binding Effect; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties and their respective permitted successors, transferees and assigns. Except as provided in Section 10 of this Agreement, nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the parties or their respective permitted successors, transferees and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 16.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.
Section 17.    Amendment. This Agreement may be amended or modified only by an instrument in writing signed by each party.
Section 18.    Nonalienation of Benefits. Except as provided in Section 10 of this Agreement, (i) no right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void, and (ii) no right or benefit hereunder shall in any

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manner be liable for or subject to the debts, contracts, liabilities or torts of Searchlight or other person entitled to such benefits.
Section 19.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
Section 20.    Acceptance. Searchlight hereby acknowledges receipt of a copy of this Agreement. Searchlight has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of this Agreement and the Securityholder Agreement. Searchlight acknowledges that there may be adverse tax consequences upon exercise of the SARs and that Searchlight should consult a tax advisor prior to such exercise.
Section 21.    Nature of SAR Interest. The SAR will be entirely unfunded, and nothing contained in, and no action taken pursuant to, this Agreement will create or be construed to create a trust or funded benefit of any kind in favor of any Person, or a fiduciary relationship between or among the Company, the Company Board of Directors, Searchlight or any other Person. Title to and beneficial ownership of all assets, if any, whether cash or investments, that the Company may designate to pay the SAR Appreciation Value will at all times remain in the Company’s general asset account, and neither Searchlight nor any other Person will have any right or property interest whatsoever in any such asset of the Company until such SAR Appreciation Value is required to be paid to Searchlight in accordance with this Agreement. The Company will not be required to pre-fund its obligations under this Agreement in any manner, whether by purchase of insurance contracts, contributions to a trust fund, deposits in an escrow account or otherwise. If the Company in its discretion does purchase any such contract or deposit funds in any such fund or account, Searchlight will not have any right or interest in or to such contract, trust or account, and Searchlight will have only the rights of a general unsecured creditor with respect to the Company’s unsecured promise to pay the SAR Appreciation Value in accordance with this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

General Communication, Inc.
By: /s/ Thomas C. Chesterman Name: Thomas C. Chesterman Title: Vice President, Finance

Searchlight ALX, L.P. By: Searchlight ALX GP, LLC, its general partner
By: /s/ Eric Zinterhofer Name: Eric Zinterhofer Title: Authorized Person

[Stock Appreciation Rights Agreement – Signature Page]

SCHEDULE 1

ADJUSTMENTS TO NUMBER OF SARS
FOLLOWING EACH EXERCISE OF PIK PAYMENT OPTION OR ADJUSTMENT EVENT

Number of SARs Before Exercise of PIK Payment Option or Adjustment Event	Date of Exercise of PIK Payment Option or Applicable Adjustment Event	Number of SARs Issued In Connection With Exercise of PIK Payment Option Or Adjustment Event	Number of SARS After Exercise of PIK Payment Option or Adjustment Event	Notation Made By
3,000,000

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